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                                                                 Exhibit 10.990

                                                                      EXHIBIT A

                          [Form of Security Agreement]

                  THIRD AMENDED AND RESTATED SECURITY AGREEMENT

            THIRD AMENDED AND RESTATED SECURITY AGREEMENT dated as of June 29, 2000 between UNITED STATIONERS SUPPLY CO., a corporation duly organized and validly existing under the laws of the State of Illinois (together with its successors and assigns, the "Company"); and THE CHASE MANHATTAN BANK, as administrative agent for the lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

            The Company, United Stationers Inc., the parent corporation of the Company and a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and assigns, the "Guarantor"); certain lenders; and the Administrative Agent are parties to a Credit Agreement dated as of March 30, 1995 (as amended and restated as of October 31, 1996, as of April 3, 1998 and as of June 29, 2000 and thereafter amended, restated, modified and supplemented and in effect from time to time, the "Credit Agreement").

            The Company and the Administrative Agent are party to the Amended and Restated Security Agreement dated as of October 31, 1996 (as amended and restated as of April 3, 1998 and as hereto amended and in effect immediately prior to the date of this Agreement, the "Existing Security Agreement");

            To induce said lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to amend and restate the Existing Security Agreement and to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

            Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

            "Accounts" shall have the meaning ascribed thereto in Section 3(c) hereof.

            "Collateral" shall have the meaning ascribed thereto in Section 3 hereof.

            "Collateral Account" shall have the meaning ascribed thereto in
      Section 4.01 hereof.


                              Security Agreement
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            "Copyright Collateral" shall mean all Copyrights, whether now owned or hereafter acquired by the Company, including each Copyright identified in Annex 2 hereto.

            "Copyrights" shall mean all copyrights, copyright registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

            "Documents" shall have the meaning ascribed thereto in Section 3(i) hereof.

            "Equipment" shall have the meaning ascribed thereto in Section 3(g) hereof.

            "Foreign Subsidiary" shall mean any Subsidiary of the Company that is not organized or created under the laws of the United States of America, any State thereof or the District of Columbia.

            "Instruments" shall have the meaning ascribed thereto in Section 3(d) hereof.

            "Intellectual Property" shall mean, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to the Company with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral, listed in Annex 4 hereto, except to the extent that a security interest therein may not be granted without the consent of a licensor; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data;
      (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by the Company, except to the extent that a security interest therein may not be granted without the consent of a licensor; and (g) all causes of action, claims or warranties now or hereafter owned or acquired by the Company in respect of any of the items listed above.

            "Inventory" shall have the meaning ascribed thereto in Section 3(e) hereof.

            "Motor Vehicles" shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.


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            "Patent Collateral" shall mean all Patents, whether now owned or hereafter acquired by the Company, including each Patent identified in Annex 3 hereto.

            "Patents" shall mean all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

            "Pledged Stock" shall have the meaning ascribed thereto in Section 3(a) hereof.

            "Secured Obligations" shall mean, collectively, (a) the principal of and interest on the Loans made by the Lenders to, and the Note(s) held by each Lender of, the Company and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Company under the Credit Documents including, without limitation, all Reimbursement Obligations and interest thereon, (b) the Company's obligations to any Lender (or any Affiliate thereof) under any Hedging Agreement or in respect of any cash management services and (c) all obligations of the Company to the Lenders and the Administrative Agent hereunder.

            "Stock Collateral" shall have the meaning ascribed thereto in
      Section 3(b) hereof.

            "Trademark Collateral" shall mean all Trademarks, whether now owned or hereafter acquired by the Company, including each Trademark identified on Annex 4 hereto. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

            "Trademarks" shall mean all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

            "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.


                              Security Agreement
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            Section 2. Representations and Warranties. The Company represents and warrants to the Lenders and the Administrative Agent that:

            (a) The Company is (or, at the time that the Company acquires any interest therein, will be) the sole beneficial owner of the Collateral and no Lien exists or will exist upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under Section 9.06 of the Credit Agreement and except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest will (subject to Section 5.11 hereof) constitute a perfected pledge and security interest in and to all of the Collateral (other than Intellectual Property registered or otherwise located outside of the United States of America), subject to no equal or prior security interest or pledge except as permitted under Section 9.06 of the Credit Agreement.

            (b) The Pledged Stock represented by the certificates identified in Annex 1 hereto is, and all other Pledged Stock in which the Company shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the relevant issuer thereof, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Credit Agreement).

            (c) The Pledged Stock represented by the certificates identified in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock of each class of each issuer thereof on the date hereof (or, in the case of any Foreign Subsidiary, not less than 65% of the issued and outstanding shares of capital stock of each class of such Foreign Subsidiary on the date hereof), and said Annex 1 correctly identifies, as at the date hereof, the respective class and par value of the shares comprising such Pledged Stock, the respective number of shares represented by each such certificate, and the respective beneficial and registered owner of such shares.

            (d) Annexes 2, 3 and 4 hereto, respectively, set forth a complete and correct list of all Copyrights, Patents and Trademarks owned by the Company on the date hereof; except pursuant to licenses and other user agreements entered into by the Company in the ordinary course of business, that are listed in Annex 5 hereto, the Company owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in said Annexes 2, 3 and 4, and all registrations listed in said Annexes 2, 3 and 4 are valid and in full force and effect; except as may be set forth in said Annex 5, the Company owns and possesses the right to use all Copyrights, Patents and Trademarks.

            (e) Annex 5 hereto sets forth a complete and correct list of all licenses and other user agreements included in the Intellectual Property on the date hereof.


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            (f) To the Company's knowledge, (i) except as set forth in Annex 5 hereto, there is no violation by others of any right of the Company with respect to any Copyright, Patent or Trademark listed in Annexes 2, 3 and 4 hereto, respectively, and (ii) the Company is not infringing in any material respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings which if adversely determined could reasonably be expected to have a Material Adverse Effect have been instituted or are pending against the Company or, to the Company's knowledge, threatened, and no claim against the Company has been received by the Company, alleging any such violation, except as may be set forth in said Annex 5.

            (g) The Company does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

            (h) Any goods now or hereafter produced by the Company or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

            Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges and grants to the Administrative Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of the Company's right, title and interest in the following Property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

            (a) all shares of capital stock of whatever class of each Subsidiary of the Company (other than The Order People Company, a Delaware corporation now or hereafter owned by the Company or any other Subsidiary of the Company, including, without limitation, the shares of stock represented by the certificates identified in Annex 1 hereto, in each case together with the certificates representing the same (collectively, the "Pledged Stock");

            (b) all shares, securities, moneys or Property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or this clause (b), together with any proceeds, books, correspondence, credit files, records, invoices, and other papers being herein collectively called the "Stock Collateral");


                              Security Agreement
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                                      -6-


            (c) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of the Company constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to the Company in respect of any loans or advances or for Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to the Company under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by the Company and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively "Accounts");

            (d) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of the Company evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "Instruments");

            (e) all inventory (as defined in the Uniform Commercial Code) of the Company, all goods obtained by the Company in exchange for such inventory, and any products made or processed from such inventory including all substances, if any, commingled therewith or added thereto (herein collectively called "Inventory");

            (f) all Intellectual Property and all other accounts or general intangibles not constituting Intellectual Property or Accounts;

            (g) all equipment (as defined in the Uniform Commercial Code) of the Company, including all Motor Vehicles (herein collectively called "Equipment");

            (h) each contract and other agreement of the Company relating to the sale or other disposition of Inventory or Equipment;

            (i) all documents of title (as defined in the Uniform Commercial
      Code) or other receipts of the Company covering, evidencing or representing Inventory or Equipment (herein collectively called "Documents");

            (j) all rights, claims and benefits of the Company against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by the Company, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

            (k) the balance from time to time in the Collateral Account and any Investment Property (as defined in Section 9-115 of the Uniform Commercial
      Code) held therein; and

            (l) all other tangible and intangible personal Property and fixtures of the Company, including, without limitation, all proceeds, products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of the


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                                      -7-


      Company described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by the Company in respect of any of the items listed above) and, to the extent related to any Property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Company or any computer bureau or service company from time to time acting for the Company;

provided that the Collateral shall not include (i) shares of capital stock of any class issued by any Foreign Subsidiary to the extent that the percentage of issued and outstanding shares of capital stock of such class subject to the Lien of this Agreement would constitute more than 65% of the issued and outstanding shares of capital stock of such class, (ii) any tangible personal Property located outside the United States of America and (iii) any Receivables and Related Assets transferred by the Company in connection with the Receivables Financing and not sold, assigned, transferred or conveyed back to the Company in accordance with the Receivables Financing Documents.

            Section 4. Cash Proceeds of Collateral.

            4.01 Collateral Account. The Administrative Agent shall establish with Chase a cash collateral account (the "Collateral Account"), which may be a "securities account" (as defined in Section 8-501 of the Uniform Commercial
Code) in the name and under the sole dominion and control of the Administrative Agent (or, in the case of a securities account, in respect of which the Administrative Agent is the "entitlement holder" (as defined in Section 8-102(a)(7) of the Uniform Commercial Code)), into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Administrative Agent pursuant hereto and into which the Company may from time to time deposit any additional amounts that it wishes to pledge to the Administrative Agent for the benefit of the Lenders as additional collateral security hereunder or that, as provided in Sections 2.10 and 10 of the Credit Agreement, it is required to pledge as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. As promptly as possible after any amount is deposited into the Collateral Account pursuant to the second or third sentence of Section 4.02 hereof, the Administrative Agent shall remit the balance of such amount (if any) to the Company's account with Chase. However, the Administrative Agent may (and, if instructed by the Majority Lenders shall) at any time in its (or their) discretion apply or cause to be applied the balance from time to time standing to the credit of the Collateral Account to the repayment of the principal of the Revolving Credit Loans outstanding, to accrued interest on the principal so repaid, and to the payment of any commitment fees with respect to the Revolving Credit Commitments, in each case in accordance with the Credit Agreement. Notwithstanding the above, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to


                              Security Agreement
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                                      -8-


collection) the balance from time to time standing to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

            4.02 Proceeds of Accounts. At any time after the occurrence and during the continuance of an Event of Default, the Company shall, upon the request of the Administrative Agent, instruct all account debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts either (a) directly to the Administrative Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Administrative Agent) or (b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of such other bank(s)) under arrangements, in form and substance satisfactory to the Administrative Agent pursuant to which the Company shall have irrevocably instructed such other bank(s) (and such other bank(s) shall have agreed) to remit all proceeds of such payments (net of amounts applied by, or transferred to, such other bank(s) at the instruction of the Company to be used for the payment of operating expenses incurred by the Company in the ordinary course of its business and due and owing at the time of such application) directly to the Administrative Agent for deposit into the Collateral Account. All payments made to the Administrative Agent, as provided in the preceding sentence, shall be immediately deposited in the Collateral Account. In addition to the foregoing, the Company agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, the Company shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Company for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of the Company.

            4.03 Investment of Balance in Collateral Account. The cash balance standing to the credit of the Collateral Account shall be invested from time to time in such Permitted Investments as the Company (or, after the occurrence and during the continuance of an Event of Default, the Administrative Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Administrative Agent (and, if the Collateral Account is a securities account, credited to the Collateral Account); provided that (i) at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof and (ii) if requested by the Company, such Permitted Investments may be held in the name and under the control of one or more of the Lenders (and in that connection each Lender, pursuant to Section 11.10 of the Credit Agreement, has agreed that such Permitted Investments shall be held by such Lender as a collateral sub-agent for the Administrative Agent hereunder).


                              Security Agreement
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                                      -9-


            4.04 Cover for Letter of Credit Liabilities. Amounts deposited into the Collateral Account as cover for Letter of Credit Liabilities under the Credit Agreement pursuant to Section 2.10(h) or Section 10 thereof shall be held by the Administrative Agent in a separate sub-account (designated "Letter of Credit Liabilities Sub-Account") and all amounts held in such sub-account shall constitute collateral security first for the Letter of Credit Liabilities outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.

            Section 5. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with each Lender and the Administrative Agent as follows:

            5.01 Delivery and Other Perfection. The Company shall:

            (a) if any of the shares, securities, moneys or other Property required to be pledged by the Company under clauses (a) and (b) of Section 3 hereof are received by the Company, forthwith either (x) transfer and deliver to the Administrative Agent such shares or securities so received by the Company (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or Property in said clauses
      (a) and (b);

            (b) deliver and pledge to the Administrative Agent any and all Instruments, including without limitation, any subordinated note delivered in connection with the Receivables Financing, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may reasonably request; provided, that so long as no Event of Default shall have occurred and be continuing, the Company may retain for collection in the ordinary course any Instruments received by the Company in the ordinary course of business and the Administrative Agent shall, promptly upon request of the Company, make appropriate arrangements for making any Instrument pledged by the Company available to the Company for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Administrative Agent, against trust receipt or like document);

            (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, after the occurrence of an Event of Default, causing any or all of the Stock Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Administrative Agent will


                              Security Agreement
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                                      -10-


      thereafter promptly give to the Company copies of any notices and communications received by it with respect to the Stock Collateral), provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (i) below;

            (d) without limiting the obligations of the Company under Section 5.04(c) hereof, upon the acquisition after the date hereof by the Company of any Equipment covered by a certificate of title or ownership, cause the Administrative Agent to be listed as the lienholder on such certificate of title and within 120 days of the acquisition thereof deliver evidence of the same to the Administrative Agent;

            (e) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement;

            (f) furnish to the Administrative Agent from time to time (but, unless an Event of Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Administrative Agent may reasonably request, all in reasonable detail;

            (g) promptly upon request of the Administrative Agent, following receipt by the Administrative Agent of any statements, schedules or reports pursuant to clause (f) above, modify this Agreement by amending Annexes 2, 3 and/or 4 hereto, as the case may be, to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement;

            (h) permit representatives of the Administrative Agent, upon reasonable prior notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at the Company's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Company with respect to the Collateral, all in such manner as the Administrative Agent may require; and

            (i) upon the occurrence and during the continuance of any Event of Default, upon request of the Administrative Agent, promptly notify (and the Company hereby authorizes the Administrative Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Administrative Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Administrative Agent.


                              Security Agreement

            5.02 Other Financing Statements and Liens. Except for financing statements securing Liens expressly permitted by Section 9.06 of the Credit Agreement and protective filings filed against the Company in respect of equipment, furniture or fixtures leased to or Property consigned with the Company, without the prior written consent of the Administrative Agent (granted with the authorization of the Lenders as specified in Section 11.09 of the Credit Agreement), the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Lenders.

            5.03 Preservation of Rights. The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

            5.04 Special Provisions Relating to Certain Collateral.

            (a) Stock Collateral.

            (1) The Company will cause the Pledged Stock to constitute at all times 100% (or, with respect to any issuer that is a Foreign Subsidiary, at least 65%) of the total number of shares of each class of capital stock of each Subsidiary of the Company then outstanding.

            (2) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Company of its intention to exercise rights arising hereunder or under any other Credit Document with respect to the Pledged Stock, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Stock for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Company agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers that it is entitled to exercise pursuant to this
Section 5.04(a)(2).

            (3) Unless and until an Event of Default has occurred and is continuing, the Company shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus.

            (4) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Pledged Stock shall be paid directly to the Administrative Agent


                              Security Agreement
and retained by it as part of the Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Company agrees to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Company (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Company.

            (b) Intellectual Property.

            (1) For the purpose of enabling the Administrative Agent to exercise rights and remedies under Section 5.05 hereof at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Company hereby grants to the Administrative Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Company) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by the Company, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

            (2) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 9.05 of the Credit Agreement that limit the right of the Company to dispose of its Property, so long as no Event of Default shall have occurred and be continuing, the Company will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Company. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing the Administrative Agent shall from time to time, upon the request of the Company, execute and deliver any instruments, certificates or other documents, in the form so requested, that the Company shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (1) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations and cancellation or termination of the Commitments and Letter of Credit Liabilities or earlier expiration of this Agreement or release of the Collateral, the license granted pursuant to clause (1) immediately above shall expire by its own terms without further action on the part of the Company or the Administrative Agent. The exercise of rights and remedies under Section 5.05 hereof by the Administrative Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Company in accordance with the first sentence of this clause (2).

            (c) Motor Vehicles. At any time after the occurrence and during the continuance of an Event of Default, the Company shall, upon the request of the Administrative Agent, deliver to the Administrative Agent originals of the certificates of title or ownership for the Motor Vehicles owned by it with the Administrative Agent listed as lienholder and take such other action as the Administrative Agent shall deem appropriate to perfect the security interest created hereunder in all such Motor Vehicles.


                              Security Agreement

            5.05 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

            (a) the Company shall, at the request of the Administrative Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Administrative Agent and the Company, designated in its request;

            (b) the Administrative Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

            (c) the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

            (d) the Administrative Agent in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or other Property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

            (e) the Administrative Agent may, upon ten business days' prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill


                              Security Agreement
      connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Company shall supply to the Administrative Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.05, including by virtue of the exercise of the license granted to the Administrative Agent in Section 5.04(b) hereof, shall be applied in accordance with Section 5.09 hereof.

            The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

            5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

            5.07 Removals, Etc. Without at least 15 days' prior written notice (or such shorter notice as to which the Administrative Agent may agree) to the Administrative Agent, the Company shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere, other than at 2200 East Golf Road, Des Plaines, Illinois, 60016-1267 or at one of the locations identified in Annex 6 hereto or in transit from one of such locations to another or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

            5.08 Private Sale. The Administrative Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 hereof conducted in a commercially reasonable manner. The Company hereby waives any claims against the Administrative Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the


                              Security Agreement

Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

            5.09 Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this Section 5.09, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under Section 4 hereof or this Section 5, shall be applied by the Administrative
Agent:

            First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;

            Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

            Finally, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the "Letter of Credit Liabilities Sub-Account" of the Collateral Account pursuant to Section 4.04 hereof shall be applied first to the Letter of Credit Liabilities outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 5.09.

            As used in this Section 5, "proceeds" of Collateral shall mean cash, securities and other Property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.

            5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.


                              Security Agreement

            5.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Company shall (i) file such financing statements and other documents in such offices as the Administrative Agent may request to perfect the security interests granted by Section 3 of this Agreement and (ii) deliver to the Administrative Agent all certificates listed in Annex 1 hereto, accompanied by undated stock powers duly endorsed or executed in blank to the extent any of such certificates have not previously been so delivered to the Administrative Agent.

            5.12 Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company and to be released and canceled all licenses and rights referred to in Section 5.04(b) hereof. The Administrative Agent shall also execute and deliver to the Company upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the Company to effect the termination and release of the Liens on the Collateral. The Liens granted to the Administrative Agent hereby shall also be released in accordance with Sections
9.24 and 11.09 of the Credit Agreement.

            5.13 Further Assurances. The Company agrees that, from time to time upon the written request of the Administrative Agent, the Company will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

            5.14 Release of Motor Vehicles. So long as no Event of Default shall have occurred and be continuing, upon the request of the Company, the Administrative Agent shall execute and deliver to the Company such instruments as the Company shall reasonably request to remove the notation of the Administrative Agent as lienholder on any certificate of title for any Motor Vehicle; provided that any such instruments shall be delivered, and the release effective only upon receipt by the Administrative Agent of a certificate from the Company stating that the Motor Vehicle the lien on which is to be released is to be sold or has suffered a casualty loss (with title thereto passing to the casualty insurance company (or its designee) therefor in settlement of the claim for such loss) and any proceeds of such sale or casualty loss to the extent required by the Credit Agreement being paid to the Administrative Agent hereunder.

            Section 6. Miscellaneous.

            6.01 No Waiver. No failure on the part of the Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.


                              Security Agreement

            6.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 12.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said
Section 12.02.

            6.03 Expenses. The Company agrees to reimburse each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Company in respect of the Collateral that the Company has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

            6.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Administrative Agent (with the consent of the Lenders as specified in Section 11.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender each holder of any of the Secured Obligations and the Company.

            6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Administrative Agent, the Lenders and each holder of any of the Secured Obligations; provided, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Administrative Agent.

            6.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

            6.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

            6.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.


                              Security Agreement

            6.09 Agents and Attorneys-in-Fact. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

            6.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.


                              Security Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Third Amended and Restated Security Agreement to be duly executed and delivered as of the day and year first above written.

                                    UNITED STATIONERS SUPPLY CO.

                                    By _________________________________________
                                    Title:


                                    THE CHASE MANHATTAN BANK,
                                       as Administrative Agent

                                    By _________________________________________
                                    Title:


                              Security Agreement

                                                                         ANNEX 1

                                  Pledged Stock

                               [See Section 2(b)]


                          Annex 1 to Security Agreement

                                                                         ANNEX 2

                 LIST OF COPYRIGHTS, COPYRIGHT REGISTRATIONS AND
                    APPLICATIONS FOR COPYRIGHT REGISTRATIONS

                               [See Section 2(d)]

Title                Date Filed          Registration No.         Effective Date
--------------------------------------------------------------------------------


                          Annex 2 to Security Agreement

                                                                         ANNEX 3

                    LIST OF PATENTS AND PATENT APPLICATIONS

                               [See Section 2(d)]

File            Patent      Country         Registration No.         Date
--------------------------------------------------------------------------------


                          Annex 3 to Security Agreement

                                                                         ANNEX 4

                LIST OF TRADE NAMES, TRADEMARKS, SERVICES MARKS,
                  TRADEMARK AND SERVICE MARK REGISTRATIONS AND
            APPLICATIONS FOR TRADEMARK AND SERVICE MARK REGISTRATIONS

                               [See Section 2(d)]

                                 U.S. Trademarks

                             Application (A)
                            Registration (R)                Registration
Mark                       or Series No. (S)               or Filing Date
-------------------------------------------------------------------------


                          Annex 4 to Security Agreement

                               Foreign Trademarks

             Application (A)                             Registration or
Mark         Registration (R)           Country          Filing Date (F)
------------------------------------------------------------------------


                          Annex 4 to Security Agreement

                                                                         ANNEX 5

                LIST OF CONTRACTS, LICENSES AND OTHER AGREEMENTS

                         [See Section 2(d), (e) and (f)]


                          Annex 5 to Security Agreement

                                                                         ANNEX 6

                                LIST OF LOCATIONS

                               [See Section 5.07]


                          Annex 6 to Security Agreement